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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 1999, with respect to the consolidated financial statements and schedules included in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-3 Nos. 333-70871 and 333-70885) and related Prospectus of Global TeleSystems Group, Inc. dated on or about April 6, 1999.


                                            /s/  Ernst & Young LLP

Vienna, Virginia

April 1, 1999